UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 27, 2007

JAMES RIVER COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 27, 2007, James River Coal Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC (the “Underwriter”) pursuant to which the Company agreed to sell 4,500,000 shares of its common stock, par value $0.01 per share, plus up to an additional 675,000 shares of its common stock subject to the Underwriter’s over-allotment option, to the Underwriter at a price per share of $6.30, for resale by the Underwriter under a prospectus filed with the Securities and Exchange Commission pursuant to the Company’s registration statement on Form S-3 (File No. 333-143563) (the “Offering”).  On November 29, 2007, the Underwriter notified the Company that it would exercise the over-allotment option in full.

On December 3, 2007, the Offering was completed, resulting in net proceeds to the Company of $32,602,500 million before expenses.

The Underwriting Agreement is filed as Exhibit 1.1 to this report and incorporated herein by this reference.  The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 27, 2007, between James River Coal Company and UBS Securities LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant) By: /s/ Samuel M. Hopkins II Samuel M. Hopkins II Vice President and Chief Accounting Officer

Date:  December 3, 2007